Exhibit 99.1

CONTACTS:	Dennard ▪ Lascar Associates Ken Dennard / Rick Black 713-529-6600 ecig@dennardlascar.com

For Immediate Release

Electronic Cigarettes International Group

Completes Financial Recapitalization

Company Refinanced $94 million of Senior Notes and Convertible Debt

Reduced All Debt Interest Rates to 4%

Postponed All Debt Payments for 4 years

Cancelled and Reissued Employee Stock Options

GOLDEN, CO – July 8, 2016 – Electronic Cigarettes International Group, Ltd. (The “Company”) (OTCBB: ECIG), a leading global marketer and distributor of electronic cigarettes and vapor products, today announced the completion of its financial recapitalization. The Company worked closely with both senior secured and convertible note holders to agree to the Company’s recapitalization plan that reduced interest rates from 12% and 8%, respectively, down to 4%. In addition, all principal payments to both senior secured and convertible holders are postponed for four years to June 30, 2020.

Dan O’Neill, Chief Executive Officer of Electronic Cigarettes International Group, stated, “The recapitalization represents significant progress for the Company by alleviating interest payment pressure in the immediate term, and infusing an additional $4 million of capital into the business, significantly increasing the runway to drive profitable growth in the future. Debt holders with senior secured positions relinquished their senior positions to ensure all others would participate in the recapitalization. We are thankful to our stakeholders who have demonstrated continued belief in ECIG and support of the strategic plan and our profitable growth potential.”

The company’s senior secured debt represented $74 million with an interest rate of 12%. Under the new agreement, the debt increases to $78 million with an interest rate of 4%. In addition, all principal payments are not due until June 30, 2020. The $4 million cash infusion was obtained to capitalize on potential growth opportunities in the category globally.

The company’s convertible debt represented $20 million with an interest rate of 8%. Under the new agreement, the debt also has an interest rate of 4%. In addition, all principal payments are not due until June 30, 2020.

The Company has also cancelled employee stock options and reissued new options with the objective of retaining and motivating the current management team.

About Electronic Cigarettes International Group, Ltd. (ECIG)

Electronic Cigarettes International Group (ECIG), a leading global marketer and distributor of electronic cigarettes and vapor products, is dedicated to providing a compelling alternative to traditional cigarettes for the more than 1 billion current smokers around the world. ECIG offers consumers a full product portfolio whose brands include VIP, FIN, Vapestick, and others, incorporating superior product quality and the latest technology. To learn more, visit www.ecig.co.

Follow ECIG on social media:

Facebook: @Electronic Cigarettes International Group, Ltd.

Twitter: @ECIGCorporate

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Various statements contained in this press release are forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally, but not always, accompanied by words such as “estimate,” “believe,” “expect,” “will,” “plan,” “target,” “could” or other words that convey the uncertainty of future events or outcomes.

There can be no assurance that actual developments will be those anticipated by us. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, our ability to recover from our capacity providers, the cost and availability of reinsurance coverage, challenges to our use of issuing carrier or fronting arrangements by regulators or changes in state or federal insurance or other statutes or regulations, our dependence on a limited number of business partners, potential regulatory scrutiny of lender-placed automobile insurance, level of new car sales, availability of credit for vehicle purchases and other factors affecting automobile financing, our ability to compete effectively, a downgrade in the financial strength ratings of our insurance subsidiaries, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, changes in interest rates or other changes in the financial markets, the effects of emerging claim and coverage issues, changes in the demand for our products, the effect of general economic conditions, breaches in data security or other disruptions with our technology, and changes in pricing or other competitive environments.

Forward-looking statements involve inherent risks and uncertainties that are difficult to predict, many of which are beyond our control. Additional information about these risks and uncertainties is contained in our filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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